Exhibit 23.3

CONSENT OF PROPOSED DIRECTOR NOMINEE

The undersigned hereby consents to being named in the registration statement on Form S–1 (Registration No. 333–144975) and in all subsequent amendments and post–effective amendments or supplements thereto (the “Registration Statement”) of MSCI Inc., a Delaware corporation (the “Company”), as an individual proposed to become a director of the Company and to the inclusion of his or her biographical and other information in the Registration Statement.

Dated: October 5, 2007	/s/ Kenneth M. deRegt
Kenneth M. deRegt